U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): February 28, 2002

                               INTERCALLNET, INC.
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        (Exact name of small business issuer as specified in its charter)

                                     FLORIDA
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         (State or other jurisdiction of incorporation or organization)

       0-30745                                                  88-0426807
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(Commission File Number)                                    (I.R.S. Employer
                                                            Identification No.)

6340 NW 5TH WAY, FORT LAUDERDALE, FLORIDA                          33309
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(Address of principal executive offices)                         (Zip code)

                                (954) 315 - 3100
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                           (Issuer's telephone number)


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              (Former name, former address and former fiscal year,
               if changed since last report)




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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

See Item 5. Other Events and Regulation FD Disclosure.


ITEM 5.  OTHER EVENTS and REGULATION FD DISCLOSURE

On February 28, 2002, Intercallnet, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Stanford Venture Capital Holdings, Inc., ("Stanford") pursuant to which the Company will sell to Stanford in three equal installments for an aggregate purchase price of $1,500,000 (the "Purchase Price") an aggregate of 1,500,000 shares of the Company's restricted Series A Convertible Preferred Stock (the "Preferred Stock") and common stock purchase warrants (the "Warrants") to purchase 6,500,000 shares of the Company's restricted common stock (the "Common Stock") at the exercise prices and through the expiration periods described below.

The aggregate purchase price of $1,500,000, which will be used for working capital and general corporate purposes, including accounts payable, marketing and purchase of software for the Company's U.S. domestic call center operations, will be disbursed to the Company in three equal installments of $500,000 each. The first installment was received on March 4, 2002, the second installment is due during the week of March 11, 2002 and the final installment is due fifteen days after the second installment.

All shares of the Preferred Stock are convertible, at the option of the holder, at any time into fully paid and non-assessable shares of the Company's restricted Common Stock. The conversion rate is equal to 2.5 shares of restricted Common Stock for each one share of Preferred Stock, subject to certain equitable adjustments.

The holders of the Preferred Stock are entitled to receive dividends which shall be payable in restricted shares of the Company's Common Stock when, as and if declared by the Board of Directors, at an annual rate equal to $0.08 per share of Preferred Stock. Dividends shall be cumulative, without compounding, payable quarterly in shares of restricted Common Stock based on the average trading value for 20 trading days preceding the date on which the Board of Directors may declare such dividend.

The holders of the Preferred Stock are entitled to receive an amount equal to $1.00 per share of Preferred Stock plus any dividends accrued or declared but unpaid on such shares as a liquidation value over all other classes and series of capital stock and other equity securities of the Company. Each holder of the


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Preferred Stock shall be entitled to vote on all matters on which the shareholders of the Company are entitled to vote on an as-converted basis.

The Warrants are exercisable into Common Stock for a period of 5 years at exercise prices ranging from $0.25 to $1.50 per share in the following increments; 1,000,000 shares at $0.25; 1,500,000 shares at $0.45; 1,500,000 shares at $0.65; 1,500,000 shares at $0.85; 500,000 shares at $1.00 and
500,000 shares at $1.50

The Agreement further provides for Stanford to appoint one designee to the Company's Board of Directors and for a consulting agreement between the Company and Stanford for a period of three years at $50,000 per year to provide certain financial consulting and advisory services to the Company. Pursuant to the Agreement, certain officers, directors and shareholders have executed lock up agreements which generally provide that they will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of the Company's Common Stock or securities convertible, exchangeable or exercisable into Common Stock for a period of eighteen months from February 28, 2002.

Pursuant to the Agreement, the Company, the Company's Chief Executive Officer, Scott Gershon, and Stanford entered into a shareholders' agreement which, generally, provides, in the event Stanford purchases all of the Preferred Stock, and for so long as Stanford and/or its affiliates own at least ten percent (10%) of the Preferred Stock, that: (a) Mr. Gershon and Stanford shall each vote their respective shares so that: (1) Stanford shall have the right to select one representative to the Company's Board of Directors; and (2) Mr. Gershon shall continue to serve as a member of the Board of Directors; (b) the Company, and if not the Company, Mr. Gershon and Stanford each be afforded certain rights of first refusal with respect to Mr. Gershon's and Stanford's respective Common Stock, Preferred Stock, and securities convertible, exchangeable into or having rights to purchase the Company's voting stock; and (c) Mr. Gershon and Stanford have certain tag along and other co-sale rights.

The Agreement also provides that not later than 60 days following the required date for filing the Company's Form 10-KSB for the fiscal year ended June 30, 2002, the Company shall file a Form SB-2 Registration Statement registering for resale all of the shares of Common Stock underlying the Preferred Stock and the Warrants purchased by Stanford. In the event such Registration Statement is not filed within such time period, the Company will issue to Stanford additional warrants equal to 10% of the Warrants originally issued for every quarter the filing is not made.


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Immediately following the closing of the first installment, and as calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (including shares of Common Stock underlying the Warrants issued in connection with such first closing), Stanford beneficially owns approximately 22% of the Company's voting securities.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      The following documents are filed as part of this report:

3.3      Amended Articles of Incorporation.
4.3      Form of Series A Convertible Preferred Stock Certificate.
4.4      Form of Warrant.
4.5 Shareholders' Agreement dated February 28, 2002 between the Company, Stanford and Scott Gershon.
4.6      Lock Up Agreement with Scott Gershon.
4.7      Form of Lock Up Agreement for other Officers and/or Directors.
4.8      Lock Up Agreement with Farrington Family Trust.
4.9      Form of Lock Up Agreement for Shareholder.
4.10 Registration Rights Agreement dated February 28, 2002 between the Company and Stanford.
10.27 Series A Convertible Preferred Stock and Common Stock Purchase Warrant Purchase Agreement dated February 28, 2002 between the Company and Stanford.
10.28 Consulting Agreement dated February 28, 2002 between the Company and Stanford.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.







                                                     Intercallnet, Inc.
                                                        (Registrant)

Date:    March 12, 2002                        By:   /s/ Scott R. Gershon
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                                                         SCOTT R. GERSHON
                                                         Chief Executive Officer